UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: June 1, 2011

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. — Submission of Matters to a Vote of Security Holders

On June 1, 2011, LTC Properties, Inc. held its Annual Meeting of Stockholders in Westlake Village, California.  At the Annual Meeting, the following matters were considered and voted upon:

Proposal No. 1:  Stockholders elected six directors to serve on the Board of Directors of LTC Properties, Inc. for the ensuing year and until the election and qualification of their respective successors, based upon the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Andre C. Dimitriadis	21,821,391	1,835,120	4,281,429
Boyd W. Hendrickson	17,815,168	5,841,343	4,281,429
Edmund C. King	21,591,981	2,064,530	4,281,429
Devra G. Shapiro	21,272,424	2,384,087	4,281,429
Wendy L. Simpson	21,837,725	1,818,786	4,281,429
Timothy J. Triche, M.D.	22,149,976	1,506,535	4,281,429

Proposal No. 2:  Stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of LTC Properties, Inc. for fiscal 2011, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
27,540,747	372,745	24,448	0

Proposal No. 3: Stockholders indicated their approval in the advisory vote on executive compensation, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
20,194,982	3,402,723	58,798	4,281,437

Proposal No. 4:  Stockholders indicated their preference for one year in the advisory vote on the frequency of future advisory votes on executive compensation, based upon the following votes:

Three Years	Two Years	One Year	Abstentions	Broker Non-Votes
5,817,772	296,588	17,470,427	71,716	4,281,437

In light of the voting results on this Proposal 4, the Board of Directors has determined that LTC Properties, Inc. will include an advisory vote on executive compensation in LTC Properties, Inc.’s proxy materials every year until the next required advisory vote on the frequency of future advisory votes on executive compensation, which will occur no later than LTC Properties, Inc.’s 2017 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: June 3, 2011	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President